OBIE MEDIA CORPORATION


                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT


                                 APRIL 26, 2002

                             OBIE MEDIA CORPORATION
                              4211 West 11th Avenue
                              Eugene, Oregon 97402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 April 26, 2002

To the shareholders of
Obie Media Corporation:

                  The annual meeting of the shareholders of Obie Media Corporation, an Oregon corporation (the "Company"), will be held at 3 p.m. on April 26, 2002, at the offices of the Company, located at 4211 West 11th Avenue, Eugene, Oregon, for the following purposes:

                  1. To elect five directors to serve until the 2003 annual meeting of shareholders.

                  2. To transact such other business as may properly be brought before the meeting.

                  The foregoing items of business are more fully described in the proxy statement accompanying this notice.

                  All shareholders are invited to attend the meeting. Shareholders of record at the close of business on March 22, 2002, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting. Shareholders may vote in person or by proxy.

                                            By order of the Board of Directors

                                            Delores M. Mord
                                            Secretary

Eugene, Oregon
March 22, 2002

YOUR VOTE IS IMPORTANT. Whether or not you intend to be present at the meeting, please sign and date the enclosed proxy and return it in the accompanying envelope to ensure that your shares will be voted.

                             OBIE MEDIA CORPORATION

                                 PROXY STATEMENT

                       2002 Annual Meeting of Shareholders


                                  INTRODUCTION

                  The enclosed proxy is solicited by the Board of Directors of Obie Media Corporation (the "Company" or "Obie Media"), to be used at the annual meeting of shareholders to be held at 3 p.m. on April 26, 2002, and at any adjournment or postponement thereof. The meeting will be held at the Company's offices located at 4211 West 11th Avenue, Eugene, Oregon 97402. A copy of the notice of the meeting is attached. The Company expects to mail this proxy statement and the proxy to shareholders on or about March 29, 2002.

                  The persons named in the enclosed proxy will vote in the manner directed and, in the absence of such direction, will vote for the election of all of the named nominees for director. As to other items of business that may arise at the meeting, the proxyholders will vote in accordance with their best judgment.

                  Any proxy submitted by a shareholder may be revoked by the shareholder at any time before its use by giving notice of such revocation to the Secretary of the Company. Shareholders wishing to revoke a proxy before the commencement of the meeting must give their revocation notice to the Secretary in writing. If a shareholder attends the meeting and notifies the Secretary verbally or in writing that he or she desires to vote in person, his or her proxy will not be used.

                  The solicitation of proxies is being handled by the Company at its own cost, principally through the use of the mails. Brokers, dealers, banks and other nominees will be requested to forward soliciting material to the beneficial owners of the shares and to obtain authorization for the execution of proxies. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxies and proxy material to the beneficial owners of stock held of record by such persons.

                  A copy of the Company's Annual Report to Shareholders for the fiscal year ended November 30, 2001 is enclosed. A copy of the Company's Form 10-K, filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is included in the Annual Report to Shareholders.

                                  VOTING RIGHTS

                  All holders of record of the Company's Common Stock, without par value ("Common Stock"), at the close of business on March 22, 2002 will be entitled to vote in person or by proxy at the annual meeting. On that date 5,908,577 shares of Common Stock were outstanding and entitled to vote. The holders of the Common Stock are entitled to one vote for each share of Common Stock held. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock at the annual meeting will constitute a quorum for the transaction of business.

                  A majority of the outstanding Common Stock must be represented at the meeting in person or by proxy in order to constitute a quorum for the transaction of business. Brokers are permitted to vote the shares held by them in "street name" on routine matters without receiving specific directions from the beneficial owners of the shares, but brokers must receive specific directions from beneficial owners before they may vote on nonroutine matters. Thus, brokers enter a "broker nonvote" on nonroutine matters with respect to shares where the broker has not received direction from the beneficial owner. These broker nonvotes, as well as "abstentions" and "withheld" votes, are counted in determining whether a quorum is present, but are not counted for or against the proposal at issue.


                 PRINCIPAL SHAREHOLDERS AND MANAGEMENT OWNERSHIP

                  The following table shows, as of February 1, 2002, the number and percentage of outstanding shares of the Company's Common Stock beneficially owned by each person known by the Company to beneficially own 5% or more of the Company's Common Stock, by each director, by each of the executive officers named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.



Name of                               Amount and Nature            Percentage of
Beneficial Owner                of Beneficial Ownership (1)         Common Stock
----------------                -----------------------             ------------

Brian B. Obie                     1,784,862(2)                          30.2%
Eugene, Oregon

Randall C. Pape                    594,097(4)(6)                        10.0
Eugene, Oregon

T. Rowe Price Associates, Inc.       562,900(5)                          9.5
Baltimore, Maryland

Dimensional Fund Advisors            351,800(5)                          6.0
Santa Monica, California

Delores M. Mord                      300,693(2)                          5.1
Eugene, Oregon

Gary F. Livesay                       63,270 (3)(6)                       *
Eugene Oregon

Stephen A. Wendell                    23,266(2)(6)                        *
Eugene, Oregon

Richard C. Williams                   49,384(2)(6)                        *
Eugene, Oregon

Tobin S. Robbins                       52,420(6)                          *
Eugene, Oregon


All directors and executive officers   2,917,992(2)(3)(4)(6)           49.4
as a group (7 persons)


------------------
*Less than 1% of the outstanding shares.

(1) A person is considered to "beneficially own" any shares: (a) over which such person exercises sole or shared voting or investment power; or (b) of which such person has the right to acquire ownership at any time within 60 days (e.g., through exercise of stock options). Voting and investment power relating to the shares referenced in the table above is exercised solely by the beneficial owner, except as indicated otherwise.

(2) Includes shares owned by the spouses of the named persons as follows: Brian
B. Obie,122,275 shares; Delores M. Mord, 86,584 shares; Stephen A. Wendell, 6,872 shares; Richard C. Williams, 4,611 shares; and for all directors and executive officers as a group, 220,342 shares. All named persons disclaim beneficial ownership of shares owned by their spouses.

(3) Includes 48,270 shares owned by the Company's profit sharing and 401(k) plan. Gary F. Livesay serves on the administrative committee with responsibility for plan decisions.

(4) Includes 572,500 shares owned by The Pape Group, Inc. Mr. Pape is President, Chief Executive Officer and controlling shareholder of The Pape Group, Inc.

(5) As reported by the shareholders in a Schedule 13G filed with the SEC in February 2002. The filings include shares held by clients of T. Rowe Price and Dimensional Fund Advisors.

(6) Includes shares subject to options exercisable within 60 days after February 1, 2002, as follows: Brian B. Obie, 440 shares; Randall C. Pape, 8,287 shares; Stephen A. Wendell, 8,287 shares; Richard C. Williams, 8,287 shares; Tobin S. Robbins, 45,500 shares; Gary F. Livesay 5,000 shares, and for all officers and directors as a group, 75,801 shares.


                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

                  The Company's Restated Articles of Incorporation (the "Articles") provide that when the Company has five or fewer directors all directors will be elected annually. Management's nominations for directors are; Brian B. Obie, Richard C. Williams, Randall C. Pape, Stephen A. Wendell and Delores M. Mord.

                  Any nomination for director submitted by a shareholder must be made in accordance with the Company's Bylaws. Under the Company's Bylaws, any nomination for director submitted by a shareholder must be received by the Secretary no later than March 22, 2002. A shareholder submitting a director nomination must set forth as to each person whom the shareholder proposes to nominate: (a) the name, age, business address and residence address of the nominee; (b) the principal occupation or employment of the nominee; (c) the class or series and number of shares of capital stock of the Corporation owned beneficially or of record by the nominee; and (d) any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder. The shareholder notice must be accompanied by a signed written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. If shareholders wish to submit nominations for consideration at any subsequent annual shareholder meeting, such submission must be received by the Company's Secretary not less than 30 days before the date of that annual meeting.

                  So long as a quorum is present at the shareholder meeting, the five nominees for directors receiving the most votes cast in person or by proxy will be elected as directors for a one-year term. There is no cumulative voting. Shareholders may not vote for more than five directors. Directors will hold office until the 2003 annual meeting of Obie Media shareholders or until their successors are duly elected and qualified. All nominees for director have agreed to serve if elected. If any nominee should become unavailable to serve as a director prior to the annual meeting, the persons named in the enclosed proxy will vote for the substitute nominee who is designated by the Board of Directors.

                  Certain information with respect to each person nominated for election as a director at the annual meeting is set forth below:



                                                                       Director
Name                   Principal Occupation                      Age    Since
----                --------------------                         ---   --------

Brian B. Obie       Chairman of the Board, President and Chief    60     1987
                    Executive Officer of the Company

Richard C. Williams Chairman of Centennial Bancorp                62     1996

Randall C. Pape     President and Chief Executive Officer of      51     1996
                    The Pape Group President and Chief
                    Executive Officer of Liberty Financial Group

Stephen A. Wendell  Registered Representative and Investment      61     1996
                    Advisory Agent with KMS Financial Services,
                    Inc.

Delores M. Mord     Vice President of Obie Industries             68     1987
                    Incorporated ("Obie Industries")


Nominees - Terms to Expire in 2003

                  Brian B. Obie is the Chairman of the Board, President and Chief Executive Officer of Obie Media. He is a co-founder of Obie Media and has served as its President and as a director since its inception in 1987. Since January 1998, he has served as a director of Obie Media Limited, a British Columbia corporation and one of Obie Media's wholly owned subsidiaries, and, since September 1998, as a director of Philbin & Coine, Inc., ("P & C") a New York corporation and another wholly owned subsidiary of the Company. Mr. Obie is also employed by and is a director of Obie Industries, where he has served as President since 1968. Obie Industries, which now operates as a real estate management company, was Obie Media's parent corporation until 1996. Mr. Obie has 40 years of experience in the out-of-home advertising industry. He was Chairman of the Board of Centennial Bancorp, a bank holding company from 1981 to 2000. He is a former mayor of Eugene, Oregon.

                  Richard C. Williams became a director of Obie Media in 1996. He served as President, Chief Executive Officer and a director of Centennial Bancorp from 1981 to 2000, and is currently Chairman of Centennial Bancorp He has been a director of Centennial Bank since 1977. In 1999, Mr. Williams became a director of Elmer's Restaurants, Inc., a franchisor and operator of full-service, family-oriented restaurants.

                  Randall C. Pape became a director of Obie Media in 1996. In 1981, he was named President of Pape Bros., Inc., and since 1990 he has held the position of President and Chief Executive Officer of The Pape Group, Inc., a supplier of capital equipment and services. The Pape Group, Inc. operates as a holding company for Pape Bros., Inc., Flightcraft, Inc., Hyster Sales Company, Pape Properties, Inc. and Industrial Finance Company. Since 1973, he has been President and Chief Executive Officer of Liberty Financial Group, which is a holding company for Liberty Federal Bank, SB, EcoSort LLC, Sanipac, Inc. and Commercial Equipment Lease Corporation. Mr. Pape has also served as a director of Northwest Natural Gas Company, a distributor of natural gas in Oregon and Washington, since 1996.

                  Stephen A. Wendell became a director of Obie Media in 1996. Since November 1998, Mr. Wendell has been a registered representative and investment advisory agent with KMS Financial Services, Inc., an independent privately owned financial services firm based in Seattle, Washington. From 1995 to February 1998, he was Chief Financial Officer and a director of Umpqua Feather Merchants, Inc., a manufacturer and distributor of fishing flies and related accessories. From 1992 to 1995, Mr. Wendell served as a consultant to Umpqua Feather Merchants, Inc. and other companies. Since 1993, Mr. Wendell has been the principal shareholder and President of Continental Land and Cattle Company, a residential real estate development company.

                  Delores M. Mord is a co-founder of Obie Media and has served as the Company's Secretary and as a director since the Company's inception in 1987. She served as Vice President of Obie Media until 1996. Ms. Mord has served as an officer (currently as Vice President) and a director of Obie Industries since its formation in 1960. Ms. Mord has 39 years of experience in the out-of-home advertising industry.


Board Committees
----------------

                  The Company maintains two standing committees, an Audit Committee and a Compensation Committee, but does not maintain a standing nominating committee.

Audit Committee
---------------

                  The Audit Committee Charter is enclosed as Exhibit A, and additional information concerning the composition and functions of the Audit Committee is contained in that charter.

                  The Audit Committee reviews and makes recommendations to the Board of Directors with respect to the engagement and discharge of the Company's independent auditors and the terms of such engagement, reviews the policies and procedures of the Company and management with respect to maintaining the Company's books and records, and reviews with the independent auditors the results of the auditing engagement and any recommendations the auditors may have with respect to the Company's financial, accounting or auditing systems. Stephen Wendell, Randall Pape and Richard Williams serve on the Audit Committee, with Mr. Wendell serving as Chair. The Committee met three times during fiscal 2001. The board of directors has determined that the members of the Audit Committee are independent within the meaning of NASD Rule 4200(a)(15) of the Nasdaq listing standards.

The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the period ended November 30, 2001 and has discussed with the Company's auditors the matters required to be discussed under SAS 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PricewaterhouseCoopers LLP its independence. Based upon the review of the Company's audited financial statements and the discussions referenced in this paragraph, the Audit Committee recommended to the Company's Board of Directors that the financial statements for the Company as of and for the period ended November 30, 2001 be included in the Company's Annual Report on Form 10-K for the year then ended for filing with the Securities and Exchange Commission.

                  During fiscal 2001 the Company retained Arthur Andersen LLP to provide certain services relative to the first and second quarters of the year. The Company retained PricewaterhouseCoopers LLP for services relative to the third quarter and fiscal year end. They billed the Company an aggregate of $108,366 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended November 30, 2001.

                  Neither Arthur Andersen LLP nor PricewaterhouseCoopers LLP billed the Company any fees for professional services rendered to the company for the fiscal year ended November 30, 2001 in connection with the design and implementation of financial information systems, but did bill the Company an aggregate of $14,191 in fees for other services.

Compensation Committee
----------------------

                  The Compensation Committee determines compensation for elected officers of the Company and prepares such reports with respect to such compensation as may be required by law. The Compensation Committee also grants awards under, and administers, the Company's Restated 1996 Stock Incentive Plan (the "Incentive Plan") and considers matters of director compensation. Richard Williams, Randall Pape and Stephen Wendell serve on the Compensation Committee, with Mr. Williams serving as Chair. The Committee met once during fiscal 2001.


Board Meetings during 2001 Fiscal Year

                  The Board of Directors met four times during the 2001 fiscal year. In fiscal 2001, each director attended at least 75% of the meetings of the Board of Directors and the committees on which the director served.

Compensation of Directors
-------------------------

                  Executive officers receive no compensation for serving as directors of Obie Media. All nonemployee directors receive $5,000 for each year they serve as a director. Upon becoming a director, Obie Media grants to each nonemployee director a NQO to purchase 5,000 shares of Common Stock under the Incentive Plan. On the date of each annual shareholder meeting, each nonemployee director is granted an additional option to purchase 1,331 shares. Options granted to nonemployee directors have a term of 15 years and an exercise price equal to the fair market value of the Company's Common Stock on the grant date. The options become exercisable by the director at the rate of 20% per year of service.


                        INFORMATION REGARDING MANAGEMENT

Executive Officers
------------------

                  Each officer serves at the discretion of the Company's Board of Directors. There are no family relationships among any of the Company's directors or executive officers, except that Mr. Obie and Ms. Mord are cousins.

                  The executive officers of the Company as of the date of this proxy statement are as follows:

Name               Age    Office                                   Has Served in
----               ---    ------
                                                                  Present Office
                                                                  --------------

Brian B. Obie       60    Chairman of the Board, President and      Since 1987
                          Chief Executive Officer

Gary F. Livesay     49    Chief Financial Officer                   Since 2000

Tobin S. Robbins    53    Senior Vice President, Administration     Since 2000



                  See "Election of Directors" for biographical information concerning Mr. Obie.

                  Tobin S. Robbins was appointed Senior Vice President, Administration in May of 2000. From 1982 through May 2000 Mr. Robbins was a partner in the law firm of Owen, Bird Barristers and Solicitors, Vancouver, British Columbia.

                  Gary F. Livesay was appointed Chief Financial Officer in December 2000. From June 1999 through November 2000 he served as Controller for Fisher Broadcasting Regional Group, and from 1982 through June 1999 as Vice President, Finance and Chief Financial Officer for a group of mid-market television stations owned first by Northwest Television Inc. and then by Retlaw Broadcasting.

Other Significant Employees
---------------------------

                  Brad L. Falk, 36, was appointed Vice President of the Company in 1999. He was a sales representative in the Company's Portland and Salem markets in 1994 and 1995, the Sales Manager for the Company's Dallas market from 1997 to 1999, and Vice President, Northeastern Region through 2000. He now serves as Vice President of National Sales.

                  Cherie L. McGrath, 47, was appointed Vice President of the Company in 1998. She was the Company's Portland, Oregon Market Manager in 1996, Southwest Region Manager from 1997 to 1998, and Vice President, Southeastern Region from 1998 to 2000. She now serves as Vice President, Eastern Region.

                  Sandy L. Trahan, 36, was appointed in 1998 Vice President of Obie Media Limited, the Company's' wholly owned subsidiary that operates in Canada. He was a sales representative in the Company's Portland, Oregon market from 1994 to 1996, and Sales Manager for that market from 1996 to 1998. He now serves as Vice President, Western Region.

Executive Compensation
----------------------

                  The following table summarizes the compensation Obie Media paid during each of the last three fiscal years to its Chief Executive Officer and other executive officers whose salary and bonus exceeded $100,000 during fiscal 2000 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                               Long-Term
                                                                              Compensation
                                                                                 Awards
                                                                                   -
                                                                               Securities       All Other
                                         Fiscal      Salary       Bonus        Underlying     Compensation
Name and Principal Position               Year        ($)          ($)          Options          ($)(1)
---------------------------
                                         --------  -----------  -----------  --------------- ----------------

Brian B. Obie,                            2001       $207,772            -            1,267           $6,230
Chairman of the Board,                    2000        166,632      $20,000            1,107            6,350
   President and
   Chief Executive Officer                1999        166,632       40,000              558            7,292


Wayne P. Schur,                           2001        103,153            -                -                -
Executive Vice President (2)              2000        126,843            -              314            4,875
                                          1999        147,169            -                -            5,666


Gary F. Livesay                           2001        111,265            -           25,000                -
Vice President
Chief Financial Officer


James W. Callahan,                        2001              -            -                -                -
Chief Financial Officer and               2000        100,312            -              599            4,775
   Treasurer (4)                          1999         99,996        8,000              282            4.674


Tobin S. Robbins                          2001       $160,000            -              571                -
Senior Vice President of Administration   2000         93,338            -           99,000                -
                                          1999              -            -                -                -


 (1) Represents contributions made by the Company under its profit sharing and 401(k) plan on behalf of the applicable Named Executive Officers


(2) Mr. Schur did not receive any compensation from the Company until September 1, 1998. P & C paid him an annual base salary of $200,000 in 1998 (paid through August 31, 1998), with a bonus of $30,000. Pursuant to Mr. Schur's employment agreement with the Company, as amended, his annual salary from September 2000 to September 2001 was $133,361. Mr. Schur resigned from the Company effective September 2, 2001.

(4) Mr. Callahan resigned as the Company's Chief Financial Officer, effective in May 2000.

Stock Option Information
------------------------

                  The following table sets forth certain information regarding options granted to the Named Executive Officers during fiscal 2001:

                        Option Grants in Last Fiscal Year


                                  % of Total                                 Potential Realizable Value at
                                    Options              Market              Assumed Annual Rates of Stock
                                  Granted to   Per-Share Price On            Price Appreciation for Option Term
                     Options       Employee    Exercise   Grant   Expiration
Name                 Granted        in 2000     Price     Date      Date       0% ($)    5%  ($)   10%  ($)
----------------  ------------- ------------ --------- -------- ---------- --------- ----------- ---------

Brian B. Obie       1,267 (1)        1.1%    $ 8.25    $8.25      1/1/2016      -      $ 21,731   $ 43,664

Gary F. Livesay    25,000 (1)       21.0%      6.25     6.25     12/1/2015      -       254,515    405,272

Tobin Robbins         571 (1)        0.5%      7.00     7.00      7/1/2016      -         8,309     16,696



(1) These options have a 15 year term and the shares subject to the options become exercisable at a rate of 25%, 35% and 40%, respectively, on the third, fourth and fifth anniversaries of the date of grant.



                  The following table sets forth certain information regarding options held by the Named Executive Officers at November 30, 2001:

                                        Aggregated Option Values at End of Fiscal Year

                                        Number of Securities
                                       Underlying Unexercised                   Value of Unexercised
                                             Options at                       In-the-Money Options at
                                         November 30, 2001                    November 30, 2001 ($)(1)
                               ---------------------------------------  -------------------------------------
Name                              Exercisable        Unexercisable        Exercisable        Unexercisable
----                           ------------------  -------------------  -----------------  ------------------
Brian B. Obie                                125                3,310          -                   -
Gary F. Livesay                                0               25,000          -                   -
Tobin Robbins                             45,500               53,500          -                   -


1) On November 30, 2001, the market price of the Company's Common Stock was $3.33 per share. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be "in-the-money" and are considered to have a value equal to (i) the difference between that amount and the exercise price of the option multiplied by (ii) the number of the shares covered by the stock option.

Incentive Plan
--------------

                  The Incentive Plan provides for the issuance of 649,300 shares of Common Stock to the Company's employees, directors and consultants. Shares may be issued pursuant to: (a) ISOs; (b) NQOs; (c) stock bonuses; and (d) direct sales of stock. ISOs may be issued only to the Company's employees and will have a maximum term of 10 years from the date of grant. The exercise price for ISOs may not be less than 100% of the fair market value of the Company's Common Stock at the time of the grant, and the aggregate fair market value (as determined at the time of the grant) of shares issuable upon the exercise of ISOs for the first time in any one calendar year may not exceed $100,000. In the case of ISOs granted to holders of more than 10% of the Company's Common Stock, the exercise price may not be less than 110% of the fair market value of the Company's Common Stock at the time of the grant, and the term of the option may not exceed five years. Under the Incentive Plan, NQOs have a maximum term of 15 years from the date of grant and must be granted at an exercise price not less than 85% of the fair market value of the Company's Common Stock at the date of grant. Options become exercisable in whole or in part from time to time as determined by the Board's Compensation Committee, which administers the Stock Plan.

                  At November 30, 2001, options covering 497,096 shares were outstanding under the Incentive Plan, with a weighted average exercise price of $8.59 per share.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  Our policy for transactions with affiliates, adopted following the Company's initial public offering in November 1996, provides that all proposed transactions by the Company with its directors, officers, 5% shareholders and their affiliates be entered into only if such transactions are
(a) on terms no less favorable to Obie Media than could be obtained from unaffiliated parties, (b) reasonably expected to benefit Obie Media and (c) approved by a majority of the disinterested, independent members of the Company's Board of Directors. Set forth below are descriptions of certain transactions between Obie Media and its directors, officers or 5% shareholders or their affiliates since December 1, 1997.

Outdoor Advertising Displays
----------------------------

                  The Company leases land for two outdoor advertising displays from MO Partners, in which Brian Obie and Delores Mord hold partnership interests of 85% and 15%, respectively. Lease payments were $12,000 in each of fiscal 2001 and 2000. The Company believes that the terms of these leases are at least as favorable to Obie Media as would be available with an unrelated third party through arm's-length negotiations.

Office and Production Space
---------------------------

                  In April 1997, the Company consolidated operations in Eugene in a headquarters building leased from Obie Industries at market rates. The Company's rental and lease payments on this properties was $324,246 and $233,568 in fiscal 2001 and 2000, respectively. Brian Obie is the President, a director and the controlling shareholder of Obie Industries.


Personal Services
-----------------

                  Brian Obie, the Company's Chairman of the Board, President and Chief Executive Officer, provides limited services to Obie Industries and its subsidiaries. It is estimated that Mr. Obie spends on average less than 5% of his time working on Obie Industries matters.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

                  Section 16(a) of the Exchange Act requires the Company's officers, directors and more-than-10% shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and more-than-10% shareholders are required by Commission regulations to furnish the Company with all Section 16(a) forms they file.

                  Based solely on the Company's review of the copies of such forms that the Company received and written representations from the Company's officers and directors, the Company believes that all required forms were timely filed with respect to fiscal 2001.


                         INDEPENDENT PUBLIC ACCOUNTANTS

                  PricewaterhouseCoopers LLP, independent public accountants, examined the financial statements of the Company for fiscal 2001. Representatives of PricewaterhouseCoopers LLP will be at the annual meeting and will have an opportunity to make a statement if they desire to do so and answer any appropriate questions concerning their report. However, management has been advised that the representatives of PricewaterhouseCoopers LLP do not plan to make a statement.

                  The Company will appoint at a later date independent public accountants to audit the Company's financial statements for the 2002 fiscal year. The Board of Directors or the Audit Committee will review the scope of any such audit and other assignments given to the auditors to assess whether such assignments would affect their independence.


                              SHAREHOLDER PROPOSALS

                  Shareholders may only bring business before an annual meeting if the shareholder proceeds in compliance with the Company's Bylaws. For business to be properly brought before the 2002 annual meeting by a shareholder, notice of the proposed business must be given to the Secretary of the Company, in writing, on or before the close of business on March 26, 2002. In order to be valid, a shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting: (a) a brief description of the matter proposed to be

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brought before the meeting; (b) the name and record address of such shareholder;
(c) the number of shares of the Company's Common Stock which are owned beneficially or of record by such shareholder; and (d) any material interest of the shareholder in the matter. The presiding officer at an annual meeting will determine whether any matter was properly brought before the meeting in accordance with the above provisions. If the presiding officer determines that any matter has not been properly brought before the meeting, he or she will so declare at the meeting, and any such matter will not be considered or acted upon.

                  To be eligible for inclusion in the Company's proxy materials for the 2003 annual meeting of shareholders, a proposal, other than for election of directors, intended to be presented by a shareholder for action at that meeting must, in addition to complying with the shareholder eligibility and other requirements of the rules of the Commission governing such proposals, be received no later than December 22, 2002 by the Secretary of the Company at the Company's executive offices at 4211 West 11th Avenue, Eugene, Oregon 97402.

                  With respect to shareholder nominations of directors, the procedures prescribed by the Bylaws are described under "Election of Directors" above.


                                  OTHER MATTERS

                  While the notice of the annual meeting of shareholders provides for the transaction of such other business as may properly come before the meeting, management does not know of any matters to be presented other than the matter set forth in this proxy statement. If any further business is presented to the meeting, the persons named in the proxies will vote the shares represented by such proxies according to their best judgment.

Eugene, Oregon
March 22, 2002

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                                    EXHIBIT A


                 OBIE MEDIA CORPORATION AUDIT COMMITTEE CHARTER
                 ----------------------------------------------


ORGANIZATION
------------

There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member.

STATEMENT OF POLICY
-------------------

The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors, if applicable, and the financial management of the corporation.



RESPONSIBILITIES
----------------
In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities, the audit committee will:

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, the company's internal auditor, if applicable, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed to be illegal or otherwise improper.

o Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

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o    Receive prior to each meeting, a summary of findings from the completed internal audits, if applicable, and a progress reports on the proposed internal audit plan, with explanations for any deviations from the original plan.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to shareholders. Any changes in accounting principles should be reviewed.

o Provide sufficient opportunity for the internal auditors, if applicable, and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

o    Review accounting and financial resources within the company.

o Submit minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting, with the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

o Review, assess the adequacy of and update the charter of the audit committee annually.

Adopted June 24, 2000

Stephen A. Wendell, Chair
Randall C. Pape, Member
Richard C. Williams, Member

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